Exhibit A

                    NOTICE OF CONVERSION


(To be Executed by the Registered Holder in order to Convert the Debentures.)


          The undersigned hereby irrevocably elects, as of ______________, 199_ to convert $_________________ of the
Debentures into Shares of Common Stock (the "Shares") of SYSTEMS COMMUNICATIONS, INC. (the "Company") according to the conditions set forth in the Subscription Agreement dated ___________,1996.
          The undersigned represents that it is not a U.S. Person as defined in Regulation S promulgated under the
Securities Act of 1933,    as amended, and is not converting
the
Debentures on behalf of any U.S. Person.

Date of Conversion_________________________________________

Applicable Conversion Price_________________________________

Number of Shares Issuable upon this conversion______________



Signature_______________________________________
                       [Name]


Address_____________________________________________________


____________________________________________________________


Phone______________________   Fax___________________________